                                                                    EXHIBIT 99.2

                              THERATX, INCORPORATED
                         NOTICE OF GRANT OF STOCK OPTION

                  Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of TheraTx, Incorporated (the "Corporation"):

          OPTIONEE: __________________________________________________________

          GRANT DATE: ________________________________________________________

          VESTING COMMENCEMENT DATE: _________________________________________

          EXERCISE PRICE:  $__________________ per share

          NUMBER OF OPTION SHARES: __________________ shares of Common Stock

          EXPIRATION DATE: ___________________________________________________

          TYPE OF OPTION:  ____ Incentive Stock Option

                           ____ Non-Statutory Stock Option

          EXERCISE SCHEDULE: The Option shall become exercisable for twenty-five percent (25%) of the Option Shares upon Optionee's completion of one
          (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in a series of thirty six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the TheraTx, Incorporated 1996 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

          NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

          DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: ________________________, 199__


                                       THERATX, INCORPORATED


                                       By: ____________________________________

                                       Title: _________________________________



                                       ________________________________________
                                                   OPTIONEE

                                       Address: _______________________________

                                       ________________________________________


ATTACHMENTS
EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS


                                       2.

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS